 Exhibit 99.1

Verra Mobility Announces First Quarter 2019 Financial Results

Total revenue of $98.5 million

Generated cash flow from operations of $37.4 million

Net income of $2.8 million, Adjusted EBITDA of $51.3 million

Mesa, AZ., - May 6, 2019 – Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, today announced financial results for the quarter ended March 31, 2019.

“The first quarter was an outstanding start to 2019, primarily driven by robust activity within our Commercial Services segment,” stated David Roberts, Chief Executive Officer of Verra Mobility. “The first quarter’s strong results provide great momentum for 2019. We were pleased with our ability to execute our growth strategy, maintain operational efficiency and generate $37 million in cash from operations. We believe that Verra Mobility is well positioned to deliver against our long-term goals given our differentiated portfolio of products and is uniquely positioned to capitalize on a growing pipeline of global opportunities.”

First Quarter 2019 Financial Highlights

•

Revenue: Total revenue for the first quarter of 2019 was $98.5 million, up 42% compared to $69.2 million for the first quarter of 2018 on a reported basis. On a pro forma basis, revenue was up 12% from $88.0 million. Pro forma financial information represents the actual results of Highway Toll Administration, Canada Highway Toll Administration (collectively, “HTA”), Euro Parking Collection plc (“EPC”) and Verra Mobility on a combined basis as if all three acquired companies had been owned during the historical periods presented. Within total revenue, service revenue was $98.1 million and product revenue contributed $0.4 million.

•

Net income (loss): Net income for the first quarter of 2019 was $2.8 million, or $0.02 per share, based on 156.5 million weighted average diluted shares outstanding. During the first quarter of 2018, we had a net loss of $22.2 million, or $0.35 per share, based on 62.5 million weighted average shares outstanding.  The loss in the first quarter of 2018 resulted from $28.3 million of transaction fees and loss on extinguishment of debt associated with the purchase of HTA.

•

Adjusted EBITDA: Adjusted EBITDA was $51.3 million for the first quarter of 2019, compared to $33.8 million in the first quarter of 2018. On a pro forma basis, Adjusted EBITDA was up 12% from $45.6 million. As a percentage of revenue our Adjusted EBITDA margin for the quarter was 52%.

•

Adjusted net income (loss): Adjusted net income for the first quarter of 2019 was $28.1 million, or $0.18 per share, based on 156.5 million weighted average diluted shares outstanding. During the first quarter of 2018, adjusted net loss was $9.8 million, or $0.16 per share, based on 62.5 million weighted average shares outstanding for the first quarter of 2018.

The Company reports its results of operations based on two operating segments: Commercial Services and Government Solutions. Commercial Services delivers market-leading automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners. Government Solutions delivers market-leading automated safety solutions to municipalities and school districts, including services and technology that enable photo enforcement related to red light, speed, school bus, and city bus lanes.

First Quarter 2019 Segment Detail

•	Commercial Services segment generated total revenue of $62.6 million and segment profit of $38.0 million.
•	Government Solutions segment generated total revenue of $35.9 million and segment profit of $13.2 million.

Quarterly Conference Call

Verra Mobility will host a conference call and live webcast to discuss financial results for investors and analysts at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on May 6, 2019. To access the conference call, dial (877) 407-0784 for the U.S. or Canada or (201) 689-8560 with conference ID #13689490. The webcast will be available live in the “Investor Relations” section of the Company’s website at http://ir.verramobility.com. An audio replay of the call will also be available until 7:59 p.m. Pacific Time (10:59 p.m. Eastern Time) on May 20, 2019, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode #13689490. In addition, an archived webcast will be available in the “News & Events” section of the Investor Relations page of the Company’s website at http://ir.verramobility.com.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve the most complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world’s largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through connectivity with more than 50 individual tolling authorities and more than 400 issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts across North America operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in more than 15 countries. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company’s expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” or “will” and similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company’s strategic acquisitions; changes in the market for our products and services; expected operating results, such as revenue growth; expansion plans and opportunities; and earnings guidance related to 2019 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the Company’s Investor Relations website, http://ir.verramobility.com, and on the SEC website, www.sec.gov. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, adjusted net income (loss) and Adjusted EPS are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ in thousands except per share data)	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$91,484	$65,048
Restricted cash	1,704	2,033
Accounts receivable, net	94,630	87,511
Unbilled receivables	16,753	12,956
Prepaid expenses and other current assets	19,012	17,600
Total current assets	223,583	185,148
Installation and service parts, net	10,822	9,282
Property and equipment, net	71,686	69,243
Intangible assets, net	491,853	514,542
Goodwill	565,596	564,723
Other non-current assets	2,072	1,845
Total assets	$1,365,612	$1,344,783
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$52,239	$45,188
Accrued liabilities	30,448	14,444
Current portion of long-term debt	9,104	9,104
Total current liabilities	91,791	68,736
Long-term debt, net of current portion and deferred financing costs	859,768	860,249
Other long-term liabilities	3,633	3,369
Payable related to tax receivable agreement	66,097	69,996
Asset retirement obligation	6,855	6,750
Deferred tax liabilities	32,647	33,627
Total liabilities	1,060,791	1,042,727
Commitments and Contingencies
Stockholders' equity
Preferred stock, $.0001 par value	—	—
Common stock, $.0001 par value	16	16
Common stock contingent consideration	73,150	73,150
Additional paid-in capital	346,895	348,017
Retained earnings (accumulated deficit)	(110,743)	(113,306)
Accumulated other comprehensive loss	(4,497)	(5,821)
Total stockholders' equity	304,821	302,056
Total liabilities and stockholders' equity	$1,365,612	$1,344,783

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2019	2018
Service revenue	$98,070	$69,006
Product sales	391	235
Total revenue	98,461	69,241

Cost of service revenue	1,389	831
Cost of product sales	276	172
Operating expenses	29,338	23,681
Selling, general and administrative expenses	20,551	33,276
Depreciation, amortization, impairment and (gain) loss on disposal of assets, net	28,941	18,544
Total costs and expenses	80,495	76,504
Income (loss) from operations	17,966	(7,263)

Interest expense	16,033	12,647
Loss on extinguishment of debt	-	10,151
Other income, net	(2,207)	(1,293)
Total other expense	13,826	21,505

Income (loss) before income tax (benefit) provision	4,140	(28,768)

Income tax (benefit) provision	1,320	(6,610)

Net income (loss)	$2,820	$(22,158)

Other comprehensive income (loss):
Foreign currency translation adjustment	1,324	—
Total comprehensive income (loss)	$4,144	$(22,158)

Earnings (loss) per share:
Basic weighted average shares outstanding	156,057	62,501
Basic earnings (loss) per share	$0.02	$(0.35)
Diluted weighted average shares outstanding	156,458	62,501
Diluted earnings (loss) per share	$0.02	$(0.35)

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,820	$(22,158)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	28,939	18,550
Amortization of deferred financing costs and discounts	1,833	1,644
Loss on extinguishment of debt	—	10,151
Accretion expense	90	97
Write-downs of installation and service parts and (gain) loss on disposal of assets	3	(6)
Installation and service parts expense	257	125
Bad debt expense	1,270	1,140
Deferred income taxes	(1,073)	(6,805)
Stock-based compensation	2,143	—
Changes in operating assets and liabilities:
Accounts receivable, net	(8,372)	(3,614)
Unbilled receivables	(3,797)	(4,171)
Prepaid expense and other current assets	(1,301)	(1,138)
Other assets	(226)	(576)
Accounts payable and accrued liabilities	18,413	3,452
Other liabilities	(3,648)	113
Net cash provided by (used in) operating activities	37,351	(3,196)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash and restricted cash acquired	—	(531,741)
Purchases of installation and service parts and property and equipment	(9,219)	(5,885)
Cash proceeds from the sale of assets and insurance recoveries	52	185
Net cash used in investing activities	(9,167)	(537,441)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on revolver	—	468
Repayment on revolver	—	(468)
Borrowings of long-term debt	—	1,033,800
Repayment of long-term debt	(2,276)	(448,375)
Payment of debt issuance costs	(37)	(29,242)
Payment of debt extinguishment costs	—	(8,187)
Net cash provided by (used in) financing activities	(2,313)	547,996

Effect of exchange rate changes on cash and cash equivalents	236	—

Net increase in cash, cash equivalents and restricted cash	26,107	7,359
Cash, cash equivalents and restricted cash - beginning of period	67,081	10,509
Cash, cash equivalents and restricted cash - end of period	$93,188	$17,868

VERRA MOBILITY CORPORATION

CALCULATION OF PRO FORMA INFORMATION AND ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Q1 2018	Pro Forma		Q1 2018	Q1 2019
($ in thousands)	As Reported	HTA	EPC	Consolidated	As Reported

Service revenue	$69,006	$15,828	$2,954	$87,788	$98,070
Product sales	235	—	—	235	391
Total revenue	69,241	15,828	2,954	88,023	98,461
Cost of service revenue	831	—	361	1,192	1,389
Cost of product sales	172	—	—	172	276

Operating expenses	23,681	4,362	810	28,853	29,338
Selling, general and administrative expenses	33,276	12,270	610	46,156	20,551
Depreciation, amortization, impairment, and
(gain) loss on disposal of assets, net	18,544	398	27	18,969	28,941
Total costs and expenses	76,504	17,030	1,808	95,342	80,495
(Loss) income from operations	(7,263)	(1,202)	1,146	(7,319)	17,966
Interest expense	12,647	33	—	12,680	16,033
Loss on extinguishment of debt	10,151	—	—	10,151	—
Other (income) expense, net	(1,293)	—	(6)	(1,299)	(2,207)
Total other expense	21,505	33	(6)	21,532	13,826
(Loss) income before income taxes	(28,768)	(1,235)	1,152	(28,851)	4,140
Income tax (benefit) provision	(6,610)	10	238	(6,362)	1,320
Net (loss) income	$(22,158)	$(1,245)	$914	$(22,489)	$2,820

Adjusted EBITDA Reconciliation
Net income (loss)	$(22,158)	$(1,245)	$914	$(22,489)	$2,820
Interest expense	12,647	33	—	12,680	16,033
Income tax provision (benefit)	(6,610)	10	238	(6,362)	1,320
Depreciation and amortization	18,550	398	27	18,975	28,939
EBITDA	2,429	(804)	1,179	2,804	49,112
Transaction and other related expenses (i)	18,103	11,467	—	29,570	—
Transformation expenses (ii)	1,740	—	—	1,740	—
Loss on extinguishment of debt (iii)	10,151	—	—	10,151	—
Sponsor fees and expenses (iv)	1,358	—	—	1,358	—
Stock-based compensation (v)	—	—	—	—	2,143
Adjusted EBITDA	$33,781	$10,663	$1,179	$45,623	$51,255
Adjusted EBITDA Margin	48.8%	67.4%	39.9%	51.8%	52.1%

(i)

Adjustments to add back deal fees incurred in relation to the Company’s acquisition by Greenlight Acquisition Corporation in May 2017 and our acquisition of HTA in March 2018. It primarily consists of acquisition services to advisors, professional fees and other expenses.

(ii)	One-time costs including costs of strategy consultants, procurement optimization and IT optimization.
(iii)

Costs incurred to refinance the Company’s credit facility and term loans.  It includes prepayment penalties, the write-off of deferred financing costs, lender fees and third-party costs to issue the new debt.

(iv)	Sponsor management fees paid to an affiliate of Platinum Equity, LLC.
(v)	Non-cash stock based compensation.

VERRA MOBILITY CORPORATION

FREE CASH FLOW

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2019	2018
Net cash provided by (used in) operating activities	$37,351	$(3,196)
Purchases of installation and service parts and property and equipment	(9,219)	(5,885)
Free cash flow	$28,132	$(9,081)

ADJUSTED EPS

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2019	2018
Net income (loss)	$2,820	$(22,158)
Amortization of intangibles	23,130	12,346
Stock-based compensation	2,143	—
Adjusted net income (loss)	$28,093	$(9,812)

Weighted average shares - basic	156,057	62,501
Adjusted net income (loss) per common share - basic	$0.18	$(0.16)
Weighted average shares - diluted	156,458	62,501
Adjusted net income (loss) per common share - diluted	$0.18	$(0.16)

Basis of Presentation

We acquired HTA on March 1, 2018 and EPC on April 6, 2018.

On October 18, 2018, Verra Mobility completed a business combination with Gores Holdings II, Inc., a special purpose acquisition company.

EBITDA and Adjusted EBITDA.

We define EBITDA as net income (loss), net of interest expense, income taxes, depreciation and amortization.  Adjusted EBITDA further excludes certain non-cash expenses, loss on extinguishment of debt and other transactions that management believes are not indicative of our business. Because EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies. EBITDA and Adjusted EBITDA margins are calculated as EBITDA and Adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

We use these metrics to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. EBITDA and Adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

Free Cash Flow

We define “Free Cash Flow” as cash flow from operations less capital expenditures.

Adjusted Net Income (Loss)

We define “adjusted net income (loss)” as net income (loss) less amortization expense and non-cash stock compensation.

Adjusted EPS

We define “Adjusted EPS” as adjusted net income (loss) divided by the weighted average diluted shares for the period.

Investor Relations Contact

Marc P. Griffin

ICR, Inc., for Verra Mobility

646-277-1290

IR@verramobility.com